As filed with the Securities and Exchange Commission on October 28, 1999
                                                     Registration No. 333-______

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                Sun Bancorp, Inc.
                                ----------------
             (Exact Name of Registrant as Specified in Its Charter)

        New Jersey                                             52-1382541
--------------------------------                          -------------------

(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

                                226 Landis Avenue
                           Vineland, New Jersey 08360
                                 (609) 691-7700
                                ----------------
                    (Address of Principal Executive Offices)

                                Sun National Bank
                                   401(k) Plan
                                   -----------
                            (Full Title of the Plan)

                               Richard Fisch, Esq.
                              Evan M. Seigel, Esq.
                        Malizia Spidi & Fisch, PC
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660
                                ----------------
            (Name, Address and Telephone Number of Agent for Service)

                                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                                 Proposed
       Title of                                         Proposed                 Maximum                Amount of
     Securities To              Amount To           Maximum Offering       Aggregate Offering          Registration
   Be Registered(1)         Be Registered(2)       Price Per Share(3)           Price(4)                   Fee
   ----------------         ----------------       ------------------           --------                   ---
     Common Stock
    $1.00 par value              273,995                 $12.44                $3,408,498                $947.56
========================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Sun National Bank 401(k) Plan (the "Plan"), as described herein.
(2) Estimates the maximum number of shares expected to be issued under the Plan assuming that all employer and employee contributions to the Plan are used to purchase shares of Common Stock of Sun Bancorp, Inc. (the "Company"), together with an indeterminate number of shares which may be necessary to adjust the number of additional shares of Common Stock reserved for issuance pursuant to the Plan and being registered herein, as the result of a stock split, stock dividend, reclassification, recapitalization, or similar adjustment(s) of the Common Stock of the Company.
(3) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock reported in the Nasdaq National Market System on October 27, 1999.
(4)  Estimated based on (2) and (3) above.

         Under Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the SEC.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
-------

Item 2.  Registrant Information and Employee Plan Annual Information. *
-------

         *This Registration Statement relates to the registration of 273,995 shares of Common Stock, $1.00 par value per share, of Sun Bancorp, Inc. (the "Company") reserved for issuance and delivery under the Sun National Bank 401(k) Plan (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
-------

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on June 28, 1996 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following  documents filed by the Company are  incorporated in this
Registration   Statement  and  the  Prospectus   constituting  Part  I  of  this
Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission;

         (2) The Company's Quarterly Report on Form 10-Q for the quarters ended June 30, 1999 and March 31, 1999, respectively, as filed with the Commission;

         (3) Current Report on Form 8-K/A (Date of Event: September 9, 1999), as filed with the Commission on September 24, 1999;

         (4) Current Report on Form 8-K (Date of Event: May 20, 1999), as filed with the Commission on May 21, 1999;

         (5) Current Report on Form 8-K (Date of Event: May 10, 1999), as filed with the Commission on May 17, 1999;

         (6) Current Report on Form 8-K/A (Date of Event: December 17, 1998), as filed with the Commission on January 15, 1999; and

         (7) The Company's Registration Statement on Form 10-A, as filed with the Commission on June 28, 1996.

         All documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the 1934 Act after the date hereof and prior to the termination of the offering of the shares of Common Stock shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
-------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
-------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
-------

    Section 14A:3-5 of the New Jersey Business Corporation Act describes those circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities as such.

    Article VI of the Bylaws of the Company, require indemnification of directors, officers, employees or agents of the Company to the full extent permissible under New Jersey law.

    The registrant believes that these provisions assist the registrant in, among other things, attracting and retaining qualified persons to serve the registrant and its subsidiary. However, a result of such provisions could be to increase the expenses of the registrant and effectively reduce the ability of stockholders to sue on behalf of the registrant because certain suits could be barred or amounts that might otherwise be obtained on behalf of the registrant could be required to be repaid by the registrant to an indemnified party.

    Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act of 1933.

    The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify the person against such liability under the provisions of the Articles of Incorporation or the Bylaws.

    Additionally, the Company has in force a directors and officers liability policy underwritten by Saint Paul Insurance Company with a $2 million aggregate limit of liability and an aggregate deductible of $50,000 per loss both for claims directly against officers and directors and for claims where the Company is required to indemnify directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
-------

    Not Applicable.

Item 8.  Exhibits.
-------

    For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

    In lieu of an opinion of counsel concerning the Plan's compliance with the requirements of ERISA, the Company hereby undertakes that it has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.
-------

    (a)      The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vineland in the State of New Jersey, on the 28th day of October 1999.

                                 SUN BANCORP, INC.


                                 By:/s/ Philip W. Koebig, III
                                    --------------------------------------------
                                        Philip W. Koebig, III
                                        President and Chief Executive Officer
                                        (Duly Authorized Representative)



                                POWER OF ATTORNEY

    We, the undersigned directors and officers of Sun Bancorp, Inc., do hereby severally constitute and appoint Philip W. Koebig, III as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Philip W. Koebig, III may deem necessary or advisable to enable Sun Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-8 relating to the registrant, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, this Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Philip W. Koebig, III shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Bernard A. Brown                            /s/ Philip W. Koebig, III
----------------------------------              -----------------------------------------------
Bernard A. Brown                                Philip W. Koebig, III
Chairman of the Board of Directors              President, Chief Executive Officer and Director


Date:  October 28, 1999                         Date:  October 28, 1999


/s/ Adolph F. Calovi                            /s/ Sidney R. Brown
----------------------------------              -----------------------------------------------
Adolph F. Calovi                                Sidney R. Brown
Director                                        Vice Chairman, Secretary and Treasurer

Date:  October 28, 1999                         Date:   October 28, 1999


/s/ Peter Galetto, Jr.
----------------------------------              -----------------------------------------------
Peter Galetto, Jr.                              Anne E. Koons
Director                                        Director

Date:  October 28, 1999                         Date:


                                                /s/ Robert F. Mack
----------------------------------              -----------------------------------------------
Ike Brown                                       Robert F. Mack
Director                                        Executive Vice President
                                                (Principal Financial and Accounting Officer)

Date:                                           Date:  October 28, 1999



----------------------------------
Jeffrey S. Brown
Director


Date:


                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the plan administrator of the Sun National Bank 401(k) Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vineland, State of New Jersey, on this 28th day of October, 1999.



                                         Sun National Bank 401(k) Plan

                                         By /s/ Marjorie H. Hart
                                            ------------------------------------
                                            Its Plan Administrator
                                                --------------------------------
                                         As Plan Administrator on behalf of
                                         Sun National Bank

                                INDEX TO EXHIBITS



Exhibit                   Description
-------                   -----------

4.1  Summary Plan Description of the Plan

4.2 Financial Statements for the Plan for the plan years ending December 31, 1998 and 1997; supplemental schedules for the plan year ended December 31, 1998, and independent auditor's report

5.1 Favorable determination letter dated April 16, 1998, confirming that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended

23.1 Consent of Deloitte & Touche LLP